SECURITIES AND EXCHANGE COMMISSION

                             Washington,  D.C.  20549

                          ----------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 19, 2004


                              99 CENTS ONLY STORES
               (Exact Name of Registrant as Specified in Charter)



         California                      1-11735                95-2411605
(State  or  Other  Jurisdiction        (Commission            (IRS  Employer
     of  Incorporation)                File  Number)        Identification  No.)


4000 East Union Pacific Avenue
City of Commerce,  California                                      90023
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (323) 980-8145


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

     On October 20, 2004, 99 Cents Only Stores (the "Company") issued a press release announcing that effective January 1, 2005, Dave Gold, the Company's Founder, will retire from his position as Chief Executive Officer. He will continue to serve as Chairman of the Board.

     The Company also announced that effective January 1, 2005, Eric Schiffer will become Chief Executive Officer and Chairman of the Executive Committee of the Board, and Jeff Gold will become President and Chief Operating Officer.

     Eric Schiffer, 43, joined the Company in 1991 and has served in various managerial capacities. In March 2000, he was promoted to President. From 1987 to 1991, he was employed by Oxford Partner, a venture capital firm. He has been a director of the Company since 1991. Mr. Schiffer is the son-in-law of Dave Gold.

     Jeff Gold, 36, joined the Company in 1984 and has served in various managerial capacities. Since 1991, he has served as Senior Vice President of Real Estate and Information Systems. He also has been a director of the Company since 1991. Mr. Gold is the son of Dave Gold.

     A copy of the October 20, 2004 press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          Exhibit No.     Description
          99.1            Press release dated October 20, 2004


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          99 CENTS ONLY STORES

Date: October 22, 2004                    By:  /S/  ANDREW FARINA


                                          ---------------------------------
                                            Andrew Farina
                                            Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.      Description

99.1             Press release dated October 20, 2004


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